Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated June 28, 2022, relating to our audit of the Truist Financial Corporation 401(k) Savings Plan’s (the “Plan”) financial statements and supplemental schedule for the year ended December 31, 2021, which appears in the Plan’s Annual Report on Form 11‐K in the following Registration Statements:
•Registration Statement No. 333‐206895 on Form S‐8,

/s/ Carr, Riggs, & Ingram, LLC
Carr, Riggs, & Ingram, LLC

Atlanta, Georgia
June 28, 2022